                    UNLESS THIS  CERTIFICATE IS PRESENTED BY
                    AN  AUTHORIZED   REPRESENTATIVE  OF  THE
                    DEPOSITORY   TRUST   COMPANY  (55  WATER
                    STREET,  NEW  YORK,  NEW  YORK)  TO  THE
                    ISSUER OR ITS AGENT FOR THE REGISTRATION
                    OF  TRANSFER,  EXCHANGE OR PAYMENT,  AND
                    ANY CERTIFICATE  ISSUED IS REGISTERED IN
                    THE NAME OF CEDE & CO.,  OR SUCH NAME AS
                    REQUESTED      BY     AN      AUTHORIZED
                    REPRESENTATIVE  OF THE DEPOSITORY  TRUST
                    COMPANY  AND ANY PAYMENT IS MADE TO CEDE
                    & CO., ANY TRANSFER, PLEDGE OR OTHER USE
                    HEREOF FOR VALUE OR  OTHERWISE  BY OR TO
                    ANY   PERSON  IS   WRONGFUL   SINCE  THE
                    REGISTERED OWNER HEREOF,  CEDE & CO. HAS
                    AN INTEREST HEREIN


                             BENEFICIAL CORPORATION
                           MEDIUM-TERM NOTE, SERIES H
                                  (FIXED RATE)

REGISTERED                                                      PRINCIPAL AMOUNT

No.                                                               $3,000,000,000

INTEREST PAYABLE EACH JUNE 15 AND DECEMBER 15 AND AT MATURITY OR AS
FOLLOWS:

CUSIP

ORIGINAL ISSUE DATE:

INTEREST RATE:

MATURITY DATE:

OTHER PROVISIONS:

BENEFICIAL CORPORATION, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal amount of ---------------------------------
- --------------------------------------------------------------------------------
- -------------------------------------------------------------------------DOLLARS
on the Maturity Date set forth above at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal amount until maturity at the rate per annum set forth above (on the basis of a 360-day year consisting of twelve 30-day months or as otherwise provided above), at such office or agency, in like coin or currency, semi-annually on June 15 and December 15 of each year or as otherwise provided above, until the date on which payment of said principal amount has been made or duly provided for, and on such date. Unless otherwise provided above, such interest shall be payable from the date hereof if there has been no Predecessor Note (as defined in the Indenture hereinafter referred to) of this Note, or if there has been such a Predecessor Note or Notes, from the June 15, December 15 or other applicable date, as the case may be, next preceding the date hereof to which interest has been most recently paid on a Predecessor Note, unless (A) the date hereof is a date to which interest has been so paid, in which case from the date hereof, or (B) the date hereof is between the last day of the month next preceding June 15 or December 15 or such other date on which interest hereon is payable (other than a June 15 or December 15 or such other date on which interest hereon is payable which is the maturity date of this Note) and such June 15 or December 15 or such other date on which interest hereon is payable and there was outstanding on such last day of the month a Predecessor Note of this Note, in which case from such June 15 or December 15 or such other date on which interest hereon is payable; provided, however, that if the Company shall default in payment of the interest due on such June 15 or December 15 or such other date on which interest hereon is payable, then from the preceding June 15 or December 15 or such other date on which interest hereon is payable to which interest has been most recently paid or, if interest has not been paid on any Predecessor Note of this Note, then from the date of the earliest such Predecessor Note. Notwithstanding the preceding sentence, if interest has not been paid on this Note and there have been one or more Predecessor Notes of this Note (other than as described in clause (B) of the preceding sentence) and interest has not been paid on any such Predecessor Note, interest shall be payable from the date of the earliest such Predecessor Note. Except as otherwise provided above or in the Indenture hereinafter referred to and in the next sentence, the interest payable hereon on any June 15 or December 15 or such other date on which interest hereon is payable shall be payable to the person in whose name this Note is registered at the close of business on the last calendar day of the month next preceding the month in which such interest payment is due and may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address appearing in the Note Register (as defined in the Indenture hereinafter referred to). Interest payable hereon on the Maturity Date set forth above shall be payable to the same person to whom the principal amount hereof shall be payable. Unless otherwise specified above, if the date of this Note is between the last calendar day of the month next preceding a June 15 or December 15 or other interest payment date and such interest payment date, then the first payment of interest hereon will be due and payable on the earlier to occur of (C) the December 15 or June 15 or other applicable date on which interest is payable next succeeding such interest payment date and (D) the Maturity Date of this Note. If any Interest Payment Date or the maturity date of a Fixed Rate Note falls on a day that is not a Business Day, payment of principal or interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, BENEFICIAL CORPORATION has caused this Instrument to be signed manually or by facsimile signature by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, President, a Member of the Office of the President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                     BENEFICIAL CORPORATION


                                     By
                                       ---------------------------------
                                       Member of the Office of
                                       the President, and Chief
                                       Financial Officer



                                     By
                                       ---------------------------------
                                        Secretary

                           [FORM OF REVERSE OF NOTE]

     This Note is a Global Security evidencing a portion of a duly authorized issue of notes of the Company, designated generally as its Medium-Term Notes, Series H (the "Notes"). The Notes are all issued or to be issued under and pursuant to the Indenture dated as of December 1, 1990 (therein called the "Indenture"), duly executed and delivered by The Chase Manhattan Bank (National Association), Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Notes constitute a single series for purposes of the Indenture, unlimited in aggregate principal amount.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared due and payable, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of the majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental Indenture shall (i) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

         The Notes are issuable as registered Notes only, in the denomination of $25,000 and any larger denomination which is an integral multiple of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

         This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Subject to limitations set forth in the Indenture, upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

     The Company, the Trustee, any paying agent, and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Notwithstanding any other provision of this Note, unless and until it is exchanged in whole or in part for Notes in definitive form, this Global Security representing all or a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee to a successor Depositary for this series of Notes or a nominee of such successor Depositary.

         Unless otherwise specified on the face hereof, this Note is defeasible pursuant to Section 12.02 of the Indenture.

         The Notes are not redeemable prior to maturity.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:  __________

         This is one of the Notes of the series designated herein issued under the within-mentioned Indenture.

                         THE CHASE MANHATTAN BANK (National Association)
                           as Trustee



                         By
                            ---------------------------------
                            Authorized Officer

                 ----------------------------------------


                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common        UNIF GIFT MIN ACT __________ Custodian __________
         TEN ENT - as tenants by the entries                       (Cust)               (Minor)
          JT TEN - as joint tenants with
                   right of survivorship                           ______________________
                   and not as tenants                                       (State)
                   in common

    Additional abbreviations may also be used though not in the above list.

                   FOR VALUE RECEIVED the undersigned hereby
                       sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE [_____________________]     _________________
                                                               (Please print or

_______________________________________________________________________________
typewrite name and address of assignee)

the within Note of Beneficial Corporation and hereby does irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:______________      _____________________________________________________

                                NOTICE:  The signature to this  assignment  must
                           correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.



                                       8